EXHIBIT-99.04

CIBC WORLD MARKETS CORP.                         THE CHASE MANHATTAN BANK
425 LEXINGTON AVENUE                             270 PARK AVENUE
NEW YORK, NY  10017                              NEW YORK, NY  10017

                                                                    July 9, 1999


SW Acquisition, L.P.
c/o CIBC World Markets Corp.
425 Lexington Avenue, 7th Floor
New York, NY  10017


            Re: Texas-New Mexico Power Company Acquisition Financing


Ladies and Gentlemen:

                  Reference is made to the Bridge Loan Commitment Letter dated May 24, 1999 among CIBC World Markets Corp., The Chase Manhattan Bank and SW Acquisition, L.P. The parties hereto agree that the section entitled "Mandatory Prepayment and Change in Control" in Exhibit A to the Commitment Letter shall be amended to read as follows:

         Net proceeds (except for proceeds from the financing used to consummate the Acquisition) of sales of debt securities or equity securities, in a public offering or private placement by the Borrower, shall, to the extent permitted, be used to prepay the Bridge loan plus accrued interest and any other amount payable thereunder to the full extent of the net proceeds so received to the extent such net proceeds are not used to retire senior bank debt. The Borrower will be required to make an offer to purchase all notes outstanding under the Bridge Loan, to the extent permitted by the Senior Credit Facilities, as the case may be, upon the occurrence of a Change of Control (to be defined) at 101% of principal amount plus accrued interest and otherwise in a manner reasonably acceptable to the Lenders and the Borrower.



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                  The parties  hereto have  caused this Letter  Agreement  to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                                 CIBC WORLD MARKETS CORP.


                                                 By:   /s/ S. Paul Kovich
                                                       -------------------------
                                                       Name:  S. Paul Kovich
                                                       Title: Managing Director


                                                 THE CHASE MANHATTAN BANK


                                                 By:   /s/ Thomas L. Casey
                                                       -------------------------
                                                       Name:  Thomas L. Casey
                                                       Title: Vice President


SW ACQUISITION, L.P.
  a Texas limited partnership

BY:  GENERAL PARTNER:
     SW I ACQUISITION GP, L.P.,
     a Texas limited partnership

BY:  GENERAL PARTNER:
     SW II ACQUISITION, LLC,
     a Texas limited liability company

By:  /s/ W.J. Catacosinos
     ---------------------------------
     Name:  William J. Catacosinos
     Title: Manager



ST ACQUISITION CORP.


By:   /s/ W.J. Catacosinos
      ---------------------------------
      Name:  William J. Catacosinos
      Title: President and Chief
             Executive Officer